Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No.1 to Registration Statement on Form S-1 of our report dated April 2, 2007 relating to the consolidated financial statements and financial statement schedule of Vermillion, Inc. (formerly known as Ciphergen Biosystems, Inc), which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, CA
November 26, 2007